Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION announces THIRD quarter 2019 Results

San Jose, Calif. (November 6, 2019) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the third quarter ended September 30, 2019.

“We delivered a solid third quarter with a continued focus on operational execution.  Billings were at the mid-point of our range, while operating expenses came in lower than anticipated, driving strong operating cash flow performance of $35 million for the quarter and $104 million year-to-date,” said Jon Kirchner, chief executive officer.  “As we work to move the business forward, we will continue to focus on clearly differentiated innovation for the home, mobile, and automotive markets.”

Financial Highlights

($ and share count in thousands)

	GAAP		Non-GAAP
	Q3 2019	Q3 2018	Q3 2019	Q3 2018
Billings [1]	$90,629	$100,587	$90,629	$100,587
Total Operating Expense [2]	$83,394	$92,126	$50,260	$57,465
Interest Expense [1]	$5,506	$6,343	$5,506	$6,343
Other Income [2]	$429	$1,737	$583	$726
Cash Tax (net of refunds) [1]	$5,917	$4,462	$5,917	$4,462
Diluted Shares Outstanding	49,459	48,958	52,233	51,776

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

Other Relevant Metrics	Q3 2019	Q3 2018
Operating Cash Flow	$35,321	$29,398
Cash, Cash Equivalents and S-T Investments	$122,468	$105,435

Dividends

On September 17, 2019, the Company paid $9.9 million to stockholders of record on August 27, 2019, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on October 28, 2019, the Board of Directors approved the quarterly dividend of $0.20 per share of common stock, payable on December 18, 2019, to stockholders of record on November 27, 2019.

Financial Guidance

Consequent with the introduction of the revenue accounting standard, ASC 606, the Company announced it will use billings as a key measure of business progress. As a result, the Company’s outlook is now based on billings rather than GAAP revenue. For additional information regarding the Company’s approach to guidance, please review the “ASC 606 Business Metrics and Guidance Approach” presentation given by the Company on January 25, 2018, at https://investor.xperi.com.

Q4 2019	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$111M to 115M	$111M to 115M
Operating Expense [2]	$88M to 91M	$55M to 58M
Interest Expense [1]	$5.1M	$5.1M
Other Income [2]	$2.0M	$0.7M
Cash Tax (net of refunds) [1]	$6.1M	$6.1M
Diluted Shares Outstanding	50.0M	52.3M

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

The Company made the following changes to its full year outlook: narrowed the range for billings, lowered operating expenses, lowered interest expense, decreased other income, narrowed cash taxes, and increased the low end of operating cash flow.

FY 2019	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$398M to 402M	$398M to 402M
Operating Expense [2]	$342M to 345M	$210M to 213M
Interest Expense [1]	$23.5M	$23.5M
Other Income [2]	$9.0M	$3.0M
Cash Tax (net of refunds) [1]	$18.5M	$18.5M
Diluted Shares Outstanding	50.0M	52.0M
Operating Cash Flow [1]	$145M to 155M	$145M to 155M

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

Conference Call Information

The Company will hold its third quarter 2019 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, November 6, 2019. To access the call in the U.S., please dial 1-800-353-6461, and for international callers dial +1 334-323-0501, approximately 15 minutes prior to the start of the conference call. The conference ID is 1287067. The conference call will also be broadcast live over the Internet at https://investor.xperi.com/home/default.aspx.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance and the Company’s focus on its business moving forward. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company's technologies; pricing trends, including the Company's ability to achieve economies of scale; and other developments in the markets in which the Company operates, as well as management's response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company's recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the "SEC"). The Company's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands, DTS, FotoNation, HD Radio, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, automotive, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call +1 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, HD Radio, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. Billings may vary materially from revenue recorded under U.S. GAAP.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, interest income from significant financing components under Topic 606, realized and unrealized gains or losses on marketable equity securities, restructuring and other related exit costs. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial metrics.

Xperi Investor Contact:

Geri Weinfeld, Vice President Investor Relations

+1 818-436-1231

IR@xperi.com

Xperi Media Contact:

Stacy Roughan, Director Corporate Communications

+1 818-436-1086

press@xperi.com

– Tables Follow –

SOURCE: XPERI CORP

XPER-E

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XPERI CORPORATION

FINANCIAL INFORMATION SCHEDULE

COMPONENTS OF GAAP AND NON-GAAP OPERATING EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2019	2018
GAAP operating expense - components
Cost of revenue	$1,505	$5,003
Research, development and other related costs	26,369	24,189
Selling, general and administrative	28,847	28,084
Amortization expense	25,146	27,208
Litigation expense	1,527	7,642
Total operating expenses	$83,394	$92,126

	Three Months Ended
	September 30,
	2019	2018
Non-GAAP operating expense - components
Cost of revenue	$1,505	$5,003
Research, development and other related costs	22,825	20,937
Selling, general and administrative	24,403	23,883
Litigation expense	1,527	7,642
Total operating expenses	$50,260	$57,465

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2019	2018
GAAP operating expenses	$83,394	$92,126
Adjustments to non-GAAP operating expenses:
Stock-based compensation --R&D	(3,544)	(3,252)
Stock-based compensation --SG&A	(4,444)	(4,201)
Amortization expense	(25,146)	(27,208)
Non-GAAP operating expenses	$50,260	$57,465

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OTHER INCOME

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2019	2018

GAAP other income	$429	$1,737

Adjustments to non-GAAP other income:
Interest income from significant financing components under Topic 606	(906)	(1,577)
Realized and unrealized loss on marketable equity securities	1,060	566

Non-GAAP other income	$583	$726

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE

(in millions)

(unaudited)

	Three months ended		Twelve months ended
	December 31, 2019		December 31, 2019
	Low	High	Low	High

GAAP operating expense	$88.0	$91.0	$342.0	$345.0
Stock-based compensation--R&D	(4.5)	(4.5)	(15.0)	(15.0)
Stock-based compensation--SG&A	(4.5)	(4.5)	(17.0)	(17.0)
Amortization expense	(24.0)	(24.0)	(100.0)	(100.0)
Total of non-GAAP adjustments	(33.0)	(33.0)	(132.0)	(132.0)
Non-GAAP operating expense	$55.0	$58.0	$210.0	$213.0

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OTHER INCOME

(in millions)

(unaudited)

	Three months ended	Twelve months ended
	December 31, 2019	December 31, 2019
GAAP other income	$2.0	$9.0
Adjustments to non-GAAP other income:
Interest income from significant financing components under Topic 606 and realized & unrealized gains or losses on marketable equity securities	(1.3)	(6.0)
Non-GAAP other income	$0.7	$3.0

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